For the period ending 05/31/99
File Number 811-214


This report is signed on behalf of the registrant.

City of: Montpelier     State of: Vermont    Date: 06/28/99


Name of Registrant: SENTINEL GROUP FUNDS, INC.




By:  /s/ Thomas P. Malone                Witness:  /s/ Scott G. Wheeler
     --------------------                          --------------------
     Thomas P. Malone                              Scott G. Wheeler
     Vice President and Treasurer                  Assistant Vice President
                                                    and Assistant Treasurer